Exhibit 99.2

CHARLES RIVER ASSOCIATES (CRA)
FOURTH QUARTER AND FISCAL YEAR 2023
EARNINGS ANNOUNCEMENT
PREPARED CFO REMARKS
CRA is providing these prepared remarks by CFO Dan Mahoney in combination with its press release. These remarks are offered to provide the investment community with additional information on CRA’s financial results prior to the start of the conference call.
As previously announced, the conference call will be held February 29, 2024 at 10:00 a.m. ET. These prepared remarks will not be read on the call.
Q4 Fiscal 2023 Summary (Quarter ended December 30, 2023)
•Revenue: $161.6 million
•Net income and non-GAAP net income: $11.5 million, or 7.1% of revenue
•Net income per diluted share: $1.62; and non-GAAP net income per diluted share: $1.63
•Operating margin: 10.6%; non-GAAP operating margin: 10.0%
•Non-GAAP EBITDA: $19.0 million, or 11.8% of revenue
•Effective tax rate: 26.3%; non-GAAP effective tax rate: 26.1%
•Utilization: 73%
•Consultant headcount at the end of Q4 of fiscal 2023: 1,004, which consists of 156 officers, 527 other senior staff and 321 junior staff
•Cash and cash equivalents: $45.6 million at December 30, 2023
•Revolving credit facility borrowing capacity: $195.5 million at December 30, 2023

Fiscal Year 2023 Summary (Fiscal Year ended December 30, 2023)
•Revenue: $624.0 million
•Net income: $38.5 million, or 6.2% of revenue; non-GAAP net income: $39.0 million, or 6.2% of revenue
•Net income per diluted share: $5.39; non-GAAP net income per diluted share: $5.46
•Operating margin: 9.2%; non-GAAP operating margin: 9.1%
•Non-GAAP EBITDA: $68.3 million, or 10.9% of revenue
•Effective tax rate: 26.4% ; non-GAAP effective tax rate: 26.3%
•Utilization: 70%

Revenue
For Q4 of fiscal 2023, revenue was $161.6 million, compared with $145.0 million for Q4 of fiscal 2022.
For the full year fiscal 2023, revenue was $624.0 million, compared with $590.9 million for the full year fiscal 2022.

Headcount
The following table outlines CRA’s consultant headcount at the end of the stated quarters:

	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022
Officers	156	155	156	158	149
Other Senior Staff	527	529	522	535	496
Junior Staff	321	330	293	279	294
Total	1,004	1,014	971	972	939
Utilization
For Q4 of fiscal 2023, company-wide utilization was 73%, compared with 74% for Q4 of fiscal 2022.
For the full year fiscal 2023, company-wide utilization was 70%, compared with 75% for the full year fiscal 2022.
Client Reimbursables
For Q4 of fiscal 2023, client reimbursables were $16.1 million, or 10.0% of revenue, compared with $15.7 million, or 10.8% of revenue, for Q4 of fiscal 2022.
For the full year fiscal 2023, client reimbursables were $65.3 million, or 10.5% of revenue, compared with $63.3 million, or 10.7% of revenue, for the full year fiscal 2022.
Selling, General and Administrative (SG&A) Expenses
For Q4 of fiscal 2023, SG&A expenses were $29.0 million, or 17.9% of revenue, compared with $28.1 million, or 19.4% of revenue, for Q4 of fiscal 2022. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 1.9% of revenue for Q4 of fiscal 2023, compared with 2.6% in Q4 of fiscal 2022. Excluding these commissions, SG&A expenses were 16.1% of revenue for Q4 of fiscal 2023, compared with 16.7% in Q4 of fiscal 2022.

	Fiscal Quarter Ended
$ in 000’s	December 30, 2023	As a % of Revenue	December 31, 2022	As a % of Revenue
SG&A expenses	$28,979	17.9%	$28,060	19.4%
Less: commissions to non-employee experts	3,038	1.9%	3,809	2.6%
SG&A expenses excluding commissions	$25,941	16.1%	$24,251	16.7%
For the full year fiscal 2023, SG&A expenses were $115.1 million, or 18.4% of revenue, compared with $110.1 million, or 18.6% of revenue, for the full year fiscal 2022. Commissions to non-employee experts are included in SG&A expenses. These commissions represented approximately 2.2% of revenue for fiscal year 2023, compared with 3.1% in fiscal year 2022. Excluding these commissions, SG&A expenses were 16.2% of revenue for the full year fiscal 2023, compared with 15.5% for the full year fiscal 2022.

	Fiscal Year Ended
$ in 000’s	December 30, 2023	As a % of Revenue	December 31, 2022	As a % of Revenue
SG&A expenses	$115,116	18.4%	$110,087	18.6%
Less: commissions to non-employee experts	13,985	2.2%	18,295	3.1%
SG&A expenses excluding commissions	$101,131	16.2%	$91,792	15.5%
Depreciation & Amortization
For Q4 of fiscal 2023, depreciation and amortization expenses amounted to $2.8 million, or 1.7% of revenue, compared with $2.9 million, or 2.0% of revenue, for Q4 of fiscal 2022.
For the full year fiscal 2023, depreciation and amortization expenses amounted to $11.6 million, or 1.9% of revenue, compared with $12.0 million, or 2.0% of revenue, for the full year fiscal 2022.
Forgivable Loan Amortization
For Q4 of fiscal 2023, forgivable loan amortization was $9.5 million, or 5.9% of revenue, compared with $9.3 million, or 6.4% of revenue, for Q4 of fiscal 2022.
For the full year fiscal 2023, forgivable loan amortization was $37.4 million, or 6.0% of revenue, compared with $34.9 million, or 5.9% of revenue, for the full year fiscal 2022.

Share-Based Compensation Expense
For Q4 of fiscal 2023, share-based compensation expense was approximately $1.4 million, or 0.9% of revenue, compared with $1.2 million, or 0.8% of revenue, for Q4 of fiscal 2022.
For the full year fiscal 2023, share-based compensation expense was approximately $4.4 million, or 0.7% of revenue, compared with $4.8 million, or 0.8% of revenue, for the full year fiscal 2022.
Operating Income
For Q4 of fiscal 2023, operating income was $17.1 million, or 10.6% of revenue, compared with operating income of $13.3 million, or 9.2% of revenue, for Q4 of fiscal 2022. Non-GAAP operating income was $16.2 million, or 10.0% of revenue, for Q4 of fiscal 2023, compared with $13.4 million, or 9.2% of revenue, for Q4 of fiscal 2022.

	Fiscal Quarter Ended
$ in 000’s	December 30, 2023	As a % of Revenue	December 31, 2022	As a % of Revenue
Income from operations	$17,145	10.6%	$13,302	9.2%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	(918)	(0.6)%	—	—%
Acquisition-related costs	—	—%	69	—%
Non-GAAP income from operations	$16,227	10.0%	$13,371	9.2%
For the full year fiscal 2023, operating income was $57.5 million, or 9.2% of revenue, compared with operating income of $58.7 million, or 9.9% of revenue, for the full year fiscal 2022. Non-GAAP operating income was $56.7 million, or 9.1% of revenue, for the full year fiscal 2023, compared with $59.0 million, or 10.0% of revenue, for the full year fiscal 2022.

	Fiscal Year Ended
$ in 000’s	December 30, 2023	As a % of Revenue	December 31, 2022	As a % of Revenue
Income from operations	$57,545	9.2%	$58,737	9.9%
Adjustments needed to reconcile GAAP income from operations to non-GAAP income from operations:
Non-cash valuation change in contingent consideration	(866)	(0.1)%	—	—%
Acquisition-related costs	22	—%	302	0.1%
Non-GAAP income from operations	$56,701	9.1%	$59,039	10.0%
Interest Income (Expense), net
For Q4 of fiscal 2023, net interest expense was $0.6 million, or 0.4% of revenue, compared with net interest expense of $0.5 million, or 0.3% of revenue, for Q4 of fiscal 2022.
For the full year fiscal 2023, net interest expense was $3.8 million, or 0.6% of revenue, compared with net interest expense of $1.8 million, or 0.3% of revenue, for the full year fiscal 2022.
Foreign Currency Gains (Losses), net
For Q4 of fiscal 2023, net foreign currency losses were $1.0 million, or 0.6% of revenue, compared with net foreign currency losses of $1.7 million, or 1.2% of revenue, for Q4 of fiscal 2022.
For the full year fiscal 2023, net foreign currency losses were $1.4 million, or 0.2% of revenue, compared with net foreign currency gains of $1.9 million, or 0.3% of revenue, for the full year fiscal 2022.
Foreign currency gains (losses), net, is comprised of net gains and losses on foreign denominated transactions and the revaluation of working capital balances.

Income Taxes
The following table outlines CRA’s income tax provision recorded and the resulting effective tax rates:

	GAAP		Non-GAAP
	Fiscal Quarter Ended		Fiscal Quarter Ended
$ in 000’s	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Tax Provision	$4,099	$2,468	$4,086	$2,837
Effective Tax Rate	26.3%	22.2%	26.1%	22.0%

	GAAP		Non-GAAP
	Fiscal Year Ended		Fiscal Year Ended
$ in 000’s	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Tax Provision	$13,807	$15,181	$13,932	$14,902
Effective Tax Rate	26.4%	25.8%	26.3%	26.0%

	Fiscal Quarter Ended
$ in 000’s	December 30, 2023	As a % of Revenue	December 31, 2022	As a % of Revenue
Income before provision for income taxes	$15,558	9.6%	$11,141	7.7%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Non-cash valuation change in contingent consideration	(918)	(0.6)%	—	—%
Acquisition-related costs	—	—%	69	—%
Foreign currency (gains) losses, net	987	0.6%	1,677	1.2%
Non-GAAP income before provision for income taxes	$15,627	9.7%	$12,887	8.9%

GAAP provision for income taxes	$4,099		$2,468
Tax effect on non-GAAP adjustments	(13)		369
Non-GAAP provision for income taxes	$4,086		$2,837

	Fiscal Year Ended
$ in 000’s	December 30, 2023	As a % of Revenue	December 31, 2022	As a % of Revenue
Income before provision for income taxes	$52,288	8.4%	$58,800	10.0%
Adjustments needed to reconcile GAAP income before provision for income taxes to non-GAAP income before provision for income taxes
Non-cash valuation change in contingent consideration	(866)	(0.1)%	—	—%
Acquisition-related costs	22	—%	302	0.1%
Foreign currency (gains) losses, net	1,445	0.2%	(1,889)	(0.3)%
Non-GAAP income before provision for income taxes	$52,889	8.5%	$57,213	9.7%

GAAP provision for income taxes	$13,807		$15,181
Tax effect on non-GAAP adjustments	125		(279)
Non-GAAP provision for income taxes	$13,932		$14,902
Net Income
For Q4 of fiscal 2023, net income was $11.5 million, or 7.1% of revenue, or $1.62 per diluted share, compared with net income of $8.7 million, or 6.0% of revenue, or $1.19 per diluted share, for Q4 of fiscal 2022. Non-GAAP net income for Q4 of fiscal 2023 was $11.5 million, or 7.1% of revenue, or $1.63 per diluted share, compared with $10.1 million, or 6.9% of revenue, or $1.37 per diluted share, for Q4 of fiscal 2022.
For the full year fiscal 2023, net income was $38.5 million, or 6.2% of revenue, or $5.39 per diluted share, compared with net income of $43.6 million, or 7.4% of revenue, or $5.91 per diluted share, for the full year fiscal 2022. Non-GAAP net income for the full year fiscal 2023 was $39.0 million, or 6.2% of revenue, or $5.46 per diluted share, compared with $42.3 million, or 7.2% of revenue, or $5.74 per diluted share, for the full year fiscal 2022.
Non-GAAP EBITDA
For Q4 of fiscal 2023, non-GAAP EBITDA was $19.0 million, or 11.8% of revenue, compared with $16.3 million, or 11.2% of revenue, for Q4 of fiscal 2022.

For the full year fiscal 2023, non-GAAP EBITDA was $68.3 million, or 10.9% of revenue, compared with $71.0 million, or 12.0% of revenue, for the full year fiscal 2022.
Constant Currency Basis
For Q4 of fiscal 2023, revenue was $161.6 million, and net income was $11.5 million, or 7.1% of revenue, or $1.62 per diluted share. On a constant currency basis relative to Q4 of fiscal 2022, Q4 of fiscal 2023 revenue would have been lower by $1.3 million to $160.3 million; GAAP net income would have decreased by $0.1 million to $11.4 million, or 7.1% of revenue; and earnings per diluted share would have decreased by $0.01 to $1.61 per diluted share.
For Q4 of fiscal 2023, revenue was $161.6 million and non-GAAP net income was $11.5 million, or 7.1% of revenue, or $1.63 per diluted share. On a constant currency basis relative to Q4 of fiscal 2022, Q4 of fiscal 2023 revenue would have been lower by $1.3 million to $160.3 million, non-GAAP net income would have remained unchanged at $11.5 million, or 7.1% of revenue; non-GAAP earnings per diluted share would have decreased by $0.01 to $1.62 per diluted share; and non-GAAP EBITDA would have decreased by $0.1 million to $18.9 million, or 11.8% of revenue.
Full year fiscal 2023, revenue was $624.0 million, and net income was $38.5 million, or 6.2% of revenue, or $5.39 per diluted share. On a constant currency basis relative to full year fiscal 2022, full year fiscal 2023 revenue would have been higher by $0.1 million to $624.1 million; GAAP net income would have increased by $0.5 million to $39.0 million, or 6.2% of revenue; and earnings per diluted share would have increased by $0.08 to $5.47 per diluted share.
Full year fiscal 2023, revenue was $624.0 million and non-GAAP net income was $39.0 million, or 6.2% of revenue, or $5.46 per diluted share. On a constant currency basis relative to full year fiscal 2022, full year fiscal 2023 revenue would have been higher by $0.1 million to $624.1 million; non-GAAP net income would have increased by $0.5 million to $39.5 million, or 6.3% of revenue; non-GAAP earnings per diluted share would have increased by $0.08 to $5.54 per diluted share; and non-GAAP EBITDA would have increased by $0.6 million to $68.9 million, or 11.0% of revenue.
A description of the process for calculating the measures presented on a constant currency basis is contained under the heading “Non-GAAP Financial Measures” below.
Key Balance Sheet Metrics
Billed and unbilled receivables at December 30, 2023 were $199.6 million, compared with $195.0 million at December 31, 2022. Current liabilities at December 30, 2023 were $236.1 million, compared with $217.1 million at December 31, 2022.
Total Days Sales Outstanding, or DSO, for Q4 of fiscal 2023 was 105 days, consisting of 73 days of billed and 32 days of unbilled. This compares with 114 days reported for Q4 of fiscal 2022, consisting of 82 days of billed and 32 days of unbilled.
Cash and Cash Flow
Cash and cash equivalents were $45.6 million at December 30, 2023, compared with $31.4 million at December 31, 2022.
Net cash provided by operating activities for Q4 of fiscal 2023 was $60.1 million, compared with net cash provided by operating activities of $60.1 million for Q4 of fiscal 2022. For the full year fiscal 2023, net cash provided by operating activities was $60.1 million, compared with $25.1 million for the full year 2022.
As of December 30, 2023, and December 31, 2022, there were no outstanding borrowings under CRA’s revolving credit facility.
Capital expenditures totaled $0.4 million for Q4 of fiscal 2023, compared with $0.8 million for Q4 of fiscal 2022. Capital expenditures totaled $2.4 million during full year fiscal 2023, compared with $3.8 million during full year fiscal 2022.
During the full year fiscal 2023, approximately 296,000 shares of common stock were repurchased for $31.4 million, compared with the full year fiscal 2022 when approximately 320,000 shares of common stock repurchased for $27.6 million, including transaction costs.
A quarterly cash dividend of $0.42 per common share, for total dividends and dividend equivalents of $3.0 million was paid in Q4 of fiscal 2023, compared with a quarterly cash dividend of $0.36 per common share, for total dividends and dividend equivalents of $2.7 million paid in Q4 of fiscal 2022. During the full year fiscal 2023, $10.8 million of dividends and dividend equivalents were paid, compared with $9.6 million paid during the full year fiscal 2022.
GAAP Condensed Consolidated Statement of Cash Flows
CRA has derived the condensed consolidated statement of cash flow data for the fourth quarters and the years ended December 30, 2023 and December 31, 2022 from its audited financial statements appearing on Form 10-K for the fiscal year ended December 30, 2023, filed with the Securities and Exchange Commission on February 29, 2024. The condensed consolidated statement of cash flow data for the first, second and third quarters of fiscal years 2023 and 2022 have been derived from CRA’s unaudited financial statements appearing on Form 10-Q for each of the respective fiscal quarters, as well as the consolidated statements of cash flows appearing on Form 10-K for the fiscal years ended December 30, 2023 and December 31, 2022, and have been prepared on the same basis as CRA’s audited financial statements.

GAAP Condensed Consolidated Statement of Cash Flows	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2023	2023	2023	2023	2023
Net cash provided by (used in) operating activities	$60,072	$60,099	$64,952	$5,072	$(70,051)
Net cash used in investing activities	(2,943)	(358)	(733)	(720)	(1,132)
Net cash provided by (used in) financing activities	(44,482)	(43,092)	(50,574)	(25,664)	74,848
Effect of foreign exchange rates on cash and cash equivalents	1,492	1,333	(312)	64	407
Net increase (decrease) in cash and cash equivalents	$14,139	$17,982	$13,333	$(21,248)	$4,072
Cash and cash equivalents at beginning of period	31,447	27,604	14,271	35,519	31,447
Cash and cash equivalents at end of period	$45,586	$45,586	$27,604	$14,271	$35,519

GAAP Condensed Consolidated Statement of Cash Flows	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2022	2022	2022	2022	2022
Net cash provided by (used in) operating activities	$25,121	$60,136	$43,797	$(16,974)	$(61,838)
Net cash used in investing activities	(18,165)	(4,981)	(932)	(267)	(11,985)
Net cash provided by (used in) financing activities	(38,952)	(48,212)	(32,840)	(10,011)	52,111
Effect of foreign exchange rates on cash and cash equivalents	(2,687)	411	(1,553)	(829)	(716)
Net increase (decrease) in cash and cash equivalents	$(34,683)	$7,354	$8,472	$(28,081)	$(22,428)
Cash and cash equivalents at beginning of period	66,130	24,093	15,621	43,702	66,130
Cash and cash equivalents at end of period	$31,447	$31,447	$24,093	$15,621	$43,702

Adjusted Net Cash Flows from Operations
Below are the quarterly and last twelve-month reconciliations of GAAP net cash provided by (used in) operating activities for each of the periods presented to non-GAAP adjusted net cash flows from operations. The reconciling items are forgivable loan advances and repayments for each period, which are reported as a component of GAAP net cash provided by (used in) operating activities, along with other non-recurring cash items.

Adjusted Net Cash Flows from Operations	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2023	2023	2023	2023	2023
GAAP net cash provided by (used in) operating activities	$60,072	$60,099	$64,952	$5,072	$(70,051)
Forgivable loan advances	23,342	2,000	3,750	750	16,842
Forgivable loan repayments	(1,816)	(1,200)	—	—	(616)
Other non-recurring cash items (1)	22	—	—	—	22
Adjusted net cash flows from operations	$81,620	$60,899	$68,702	$5,822	$(53,803)

Net revenue	$623,976	$161,613	$147,553	$161,965	$152,845

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	9.6%	37.2%	44.0%	3.1%	(45.8)%
Adjusted net cash flows from operations as a percentage of net revenue	13.1%	37.7%	46.6%	3.6%	(35.2)%

Adjusted Net Cash Flows from Operations	FY	Q4	Q3	Q2	Q1
($ in 000’s)	2022	2022	2022	2022	2022
GAAP net cash provided by (used in) operating activities	$25,121	$60,136	$43,797	$(16,974)	$(61,838)
Forgivable loan advances	34,984	9,517	3,313	13,354	8,800
Forgivable loan repayments	(25)	—	—	(25)	—
Other non-recurring cash items (1)	302	69	30	92	111
Adjusted net cash flows from operations	$60,382	$69,722	$47,140	$(3,553)	$(52,927)

Net revenue	$590,901	$144,976	$148,441	$149,102	$148,382

GAAP net cash provided by (used in) operating activities as a percentage of net revenue	4.3%	41.5%	29.5%	(11.4)%	(41.7)%
Adjusted net cash flows from operations as a percentage of net revenue	10.2%	48.1%	31.8%	(2.4)%	(35.7)%
(1) Other non-recurring cash items includes acquisition-related costs in Q1 of fiscal 2023 and Q1, Q2, Q3, and Q4 of fiscal 2022.

NON-GAAP FINANCIAL MEASURES
In these remarks, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that were not calculated in accordance with GAAP: non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP EBITDA, non-GAAP income from operations (and non-GAAP operating margin), non-GAAP provision for income taxes (and non-GAAP effective tax rate), SG&A expenses excluding commissions and adjusted net cash flows from operations. CRA believes that these non-GAAP financial measures are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results, financial condition and cash flows. Non-GAAP adjusted net cash flows from operations is used by management to assess CRA’s ability to fund items such as the acquisition of talent, office expansions, debt repayment and distributions to shareholders. In addition, non-GAAP net income and non-GAAP EBITDA are used by CRA in its budgeting process, and the non-GAAP adjustments described below are made to the performance measures for some of CRA’s performance-based compensation.
As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), provision for income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of its core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net and related tax effects. Non-GAAP net income, non-GAAP income from operations and non-GAAP provision for income taxes also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency (gains) losses, net and related tax effects. The adjustments made to non-GAAP adjusted net cash flows from operations add back forgivable loan issuances, net of repayments, along with other non-recurring cash items. These remarks also present certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in these remarks. EBITDA and the financial measures identified in these remarks as “non-GAAP” are reconciled to their GAAP comparable measures either in these remarks or in the attached financial tables. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
DECEMBER 30, 2023 COMPARED TO DECEMBER 31, 2022
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 30, 2023	As a % of Revenue	December 31, 2022	As a % of Revenue	December 30, 2023	As a % of Revenue	December 31, 2022	As a % of Revenue
Revenues	$161,613	100.0%	$144,976	100.0%	$623,976	100.0%	$590,901	100.0%
Cost of services (exclusive of depreciation and amortization)	112,688	69.7%	100,678	69.4%	439,751	70.5%	410,081	69.4%
Selling, general and administrative expenses	28,979	17.9%	28,060	19.4%	115,116	18.4%	110,087	18.6%
Depreciation and amortization	2,801	1.7%	2,936	2.0%	11,564	1.9%	11,996	2.0%
Income from operations	17,145	10.6%	13,302	9.2%	57,545	9.2%	58,737	9.9%

Interest expense, net	(600)	-0.4%	(484)	-0.3%	(3,812)	-0.6%	(1,826)	-0.3%
Foreign currency gains (losses), net	(987)	-0.6%	(1,677)	-1.2%	(1,445)	-0.2%	1,889	0.3%
Income before provision for income taxes	15,558	9.6%	11,141	7.7%	52,288	8.4%	58,800	10.0%
Provision for income taxes	4,099	2.5%	2,468	1.7%	13,807	2.2%	15,181	2.6%
Net income	$11,459	7.1%	$8,673	6.0%	$38,481	6.2%	$43,619	7.4%

Net income per share:
Basic	$1.65		$1.21		$5.48		$6.02
Diluted	$1.62		$1.19		$5.39		$5.91

Weighted average number of shares outstanding:
Basic	6,954		7,129		7,008		7,218
Diluted	7,057		7,293		7,118		7,355

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
DECEMBER 30, 2023 COMPARED TO DECEMBER 31, 2022
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 30, 2023	As a % of Revenue	December 31, 2022	As a % of Revenue	December 30, 2023	As a % of Revenue	December 31, 2022	As a % of Revenue
Revenues	$161,613	100.0%	$144,976	100.0%	$623,976	100.0%	$590,901	100.0%

Net income	$11,459	7.1%	$8,673	6.0%	$38,481	6.2%	$43,619	7.4%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	(918)	-0.6%	—	—%	(866)	-0.1%	—	—%
Acquisition-related costs	—	—%	69	—%	22	—%	302	0.1%
Foreign currency (gains) losses, net	987	0.6%	1,677	1.2%	1,445	0.2%	(1,889)	-0.3%
Tax effect on adjustments	13	—%	(369)	-0.3%	(125)	—%	279	—%
Non-GAAP net income	$11,541	7.1%	$10,050	6.9%	$38,957	6.2%	$42,311	7.2%

Non-GAAP net income per share:
Basic	$1.66		$1.41		$5.54		$5.84
Diluted	$1.63		$1.37		$5.46		$5.74

Weighted average number of shares outstanding:
Basic	6,954		7,129		7,008		7,218
Diluted	7,057		7,293		7,118		7,355

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS AND FISCAL YEAR-TO-DATE PERIODS ENDED
DECEMBER 30, 2023 COMPARED TO DECEMBER 31, 2022
(IN THOUSANDS)

	Fiscal Quarter Ended				Fiscal Year-to-Date Period Ended
	December 30, 2023	As a % of Revenue	December 31, 2022	As a % of Revenue	December 30, 2023	As a % of Revenue	December 31, 2022	As a % of Revenue
Revenues	$161,613	100.0%	$144,976	100.0%	$623,976	100.0%	$590,901	100.0%

Net income	$11,459	7.1%	$8,673	6.0%	$38,481	6.2%	$43,619	7.4%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	(918)	-0.6%	—	—%	(866)	-0.1%	—	—%
Acquisition-related costs	—	—%	69	—%	22	—%	302	0.1%
Foreign currency (gains) losses, net	987	0.6%	1,677	1.2%	1,445	0.2%	(1,889)	-0.3%
Tax effect on adjustments	13	—%	(369)	-0.3%	(125)	—%	279	—%
Non-GAAP net income	$11,541	7.1%	$10,050	6.9%	$38,957	6.2%	$42,311	7.2%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	600	0.4%	484	0.3%	3,812	0.6%	1,826	0.3%
Provision for income taxes	4,086	2.5%	2,837	2.0%	13,932	2.2%	14,902	2.5%
Depreciation and amortization	2,801	1.7%	2,936	2.0%	11,564	1.9%	11,996	2.0%
Non-GAAP EBITDA	$19,028	11.8%	$16,307	11.2%	$68,265	10.9%	$71,035	12.0%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$45,586	$31,447
Accounts receivable and unbilled services, net	199,556	194,987
Other current assets	20,334	22,426
Total current assets	265,476	248,860

Property and equipment, net	38,176	45,582
Goodwill and intangible assets, net	101,185	101,510
Right-of-use assets	86,887	96,725
Other assets	61,487	58,240
Total assets	$553,211	$550,917

Liabilities and Shareholders’ Equity
Accounts payable	$28,701	$27,584
Accrued expenses	171,040	155,864
Current portion of lease liabilities	16,475	15,972
Other current liabilities	19,871	17,705
Total current liabilities	236,087	217,125
Non-current portion of lease liabilities	92,280	106,008
Other non-current liabilities	12,743	16,630
Total liabilities	341,110	339,763

Total shareholders’ equity	212,101	211,154
Total liabilities and shareholders’ equity	$553,211	$550,917

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended
	December 30, 2023	December 31, 2022
Operating activities:
Net income	$38,481	$43,619
Adjustments to reconcile net income to net cash provided by operating activities, net of effect of acquired businesses:
Non-cash items, net	26,197	30,490
Accounts receivable and unbilled services	(2,860)	(30,311)
Working capital items, net	(1,746)	(18,677)
Net cash provided by operating activities	60,072	25,121

Investing activities:
Purchases of property and equipment	(2,366)	(3,813)
Consideration paid for acquisitions, net	(577)	(14,352)
Net cash used in investing activities	(2,943)	(18,165)

Financing activities:
Issuance of common stock, principally stock options exercises	805	1,411
Borrowings under revolving line of credit	105,000	126,000
Repayments under revolving line of credit	(105,000)	(126,000)
Payments for debt issuance costs	—	(1,008)
Tax withholding payments reimbursed by shares	(3,063)	(2,145)
Cash dividends paid	(10,807)	(9,580)
Repurchase of common stock	(31,417)	(27,630)
Net cash used in financing activities	(44,482)	(38,952)

Effect of foreign exchange rates on cash and cash equivalents	1,492	(2,687)

Net increase (decrease) in cash and cash equivalents	14,139	(34,683)
Cash and cash equivalents at beginning of period	31,447	66,130
Cash and cash equivalents at end of period	$45,586	$31,447

Noncash investing and financing activities:
Increase (decrease) in accounts payable and accrued expenses for property and equipment	$(91)	$(268)
Excise tax on share repurchases	$(247)	$—
Right-of-use assets obtained in exchange for lease obligations	$3,198	$2,436
Supplemental cash flow information:
Cash paid for taxes	$14,011	$15,646
Cash paid for interest	$3,539	$1,579
Cash paid for amounts included in operating lease liabilities	$22,272	$21,306